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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-98534) and the Registration Statements on Forms S-8 (No. 333-13599, No. 333-13509 and No. 333-13511) of Universal Stainless & Alloy Products, Inc. of our report dated January 21, 2000, relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K.



/s/   PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
March  30, 2000